Exhibit 99.1

CIT Education Loan Trust 2005-1

Calculation Summary relating to

September 15, 2006 supplemental

distribution

	Distribution Date	Distribution Date	Distribution Date	Distribution Date	Aggregate for All Distribution Dates
	September 15, 2005	December 15, 2005	March 15, 2006	June 15, 2006	through June 15, 2006

Principal payments made with respect to previous distribution dates:	$5,610,466.34	$26,182,316.31	$30,833,721.20	$45,260,418.57	$107,886,922.42

Aggregate principal payments due with respect to such previous distribution dates:					$126,438,480.62

Aggregate principal payment shortfall due and payable before supplemental distribution:					$(18,551,558.20)

Supplemental distribution payment amount:					$18,551,558.20

Aggregate principal payment shortfall due and payable after supplemental distribution:					$0.00